ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080660176-76
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/06/2008 10:00 AM
	Entity Number E0356142006-5

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

BIOENERGY, Inc.

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ______. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☒ The entity name has been amended.
- ☒ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows (provide article numbers, if available):

The former Article IV is amended as set forth in Article III.

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
BIOENERGY, INC.

Pursuant to Nevada Revised Statutes Section 78.390 and 78.403, the undersigned officer of Bioenergy, Inc. does hereby declare and certify that:

1. He constitutes the duly elected and acting Secretary of the corporation, which is duly organized and existing under the laws of the State of Nevada.

2. The original Articles of Incorporation of the corporation were filed with the Secretary of State on May 8, 2006.

3. As of the date hereof, by unanimous written consent, the board of directors of the corporation approved the amendment and restatement of the Articles of Incorporation of the corporation as set forth below.

4. As of the date hereof, upon the recommendation of the board of directors, the amendment and restatement of the Articles of Incorporation of the corporation as set forth below was approved and adopted by the stockholders of the corporation holding a majority of the voting power of the outstanding shares of the corporation's capital stock, which is sufficient for approval thereof.

5. The Articles of Incorporation of the corporation are hereby amended and restated in their entirety as follows:

ARTICLE I
NAME

The name of the corporation shall be *"Cavitation Technologies, Inc."*

ARTICLE II
REGISTERED OFFICE

The name of the resident agent and the street address of the registered office in the State of Nevada where process may be served upon the corporation is currently New Venture Attorneys, 9190 Double Diamond Pkwy # 120 Reno, NV 89521. The corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III
CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue shall consist of one hundred million (100,000,000) shares of common stock, par value $0.001. Upon the filing of these amended and restated articles of incorporation, each outstanding share of Common Stock shall be split up and converted into 7.5 shares of Common Stock.

Section 2. Assessment of Stock. The capital stock of the corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

ARTICLE IV
DIRECTORS AND OFFICERS

Section 1. Number of Directors. The members of the governing board of the corporation are styled as directors. The board of directors of the corporation shall be elected in such manner as shall be provided in the bylaws of the corporation. The board of directors shall consist of at least one (1) and not more than

seven (7) individuals. The number of directors may be changed from time to time within this range in such manner as shall be provided in the bylaws of the corporation.

Section 2. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation, must be paid, by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

Section 3. Limitation on Liability. The liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.

ARTICLE V
REPEAL AND CONFLICTS

Any repeal or modification of Section 3 or 4 of Article IV above approved by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the corporation existing as of the time of such repeal or modification. In the event of any conflict between Section 3 or 4 of Article IV and any other Article of the corporation's Articles of Incorporation, the terms and provisions of Sections 3 and/or 4 of Article IV shall control.

ARTICLE VI
SEPARATENESS COVENANTS AND CORPORATION RESTRICTIONS

IN WITNESS WHEREOF, the undersigned has hereunto executed these First Amended and Restated Articles of Incorporation as of the 2nd day of October, 2008.

Roman Gordon

Roman Gordon, Secretary

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent:

In the matter of BioEnergy, Inc.
Name of Business Entity

I, New Venture Attorneys
Name of Registered Agent

am a: (complete only one)

a) ☐ commercial registered agent listed with the Nevada Secretary of State,

b) ☒ noncommercial registered agent with the following address for service of process:

9190 Double Diamond Pkwy	Reno	Nevada	89521
Street Address	City		Zip Code
		Nevada	
Mailing Address (if different from street address)	City		Zip Code

and hereby state that on October 6, 2008 (Date) I accepted the appointment as registered agent for the above named business entity.

Signature:

X

Authorized Signature of ~~R.A. or~~ On Behalf of R.A. Company

10/6/08
Date